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                                                                     EXHIBIT 2.1

                            SHARE PURCHASE AGREEMENT
                            ------------------------

SHARE PURCHASE AGREEMENT (this "Agreement"), made as of this 11th day of June 2003, between ODC Partners LLC ("Purchaser"), a Delaware Limited Liability Company, with offices located at 444 Madison Avenue, 18th Floor, New York, N.Y. 10022, and Anthony J. Genova, Jr. ("Genova"), Joseph Marks ("Marks"), Michael Makropolous ("Makropolous"), William Quinn ("Quinn"), and Lawrence Genova ("L. Genova" and together with Genova, Marks, Makropolous and Quinn the "Sellers"). The parties referred to hereinabove are sometimes together referred to herein as the "Parties."

WHEREAS, Sellers own in the aggregate 21,431,000 shares of the common stock, par value $0.0001 ("Common Stock") of Carsunlimited.com, Inc., a publicly-held Nevada Corporation (the "Company"); and

WHEREAS, Sellers desire to sell to Purchaser, and Purchaser desires to purchase from Sellers, 19,931,000 shares of Common Stock (the "Shares") to be allocated among the Sellers as set forth in Schedule A hereto.

NOW THEREFORE, for and in consideration of the mutual promises and covenants hereinafter contained, and other good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged, the Parties agree to the following:

                                    ARTICLE I

                           SALE AND PURCHASE OF SHARES

         (a) Transfer. On and subject to the terms and conditions of this Agreement, at the Closing, the Sellers shall sell, assign, transfer convey and deliver ("Transfer") to Purchaser and Purchaser shall purchase from Sellers, the Shares free and clear of any liens, pledge, mortgage, deed of trust, security interest, claim, lease, charge, option, right of first refusal, easement, servitude, transfer restriction under any shareholder or voting agreement, encumbrance or any other restriction or limitation whatsoever ("Lien(s)") in the amounts set forth opposite their respective names on Schedule A hereto, for the consideration set forth in Article I (b) below.


         (b) Purchase Price. At the Closing, Purchaser shall pay to Sellers in the aggregate, Sixty Nine Thousand Seven Hundred and Three ($69,793.00) Dollars (the "Purchase Price") payable by Bank Check or other delivery of readily available funds. The Purchase Price shall be paid by Purchaser and allocated among Sellers and Consultants in the manner specified on Schedule A to this Agreement.



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         (c)  Closing.  The  closing of the  transactions  contemplated  by this
Agreement (the "Closing") shall take place by exchange of documents among the Parties by fax or courier, as appropriate, following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as Purchaser and Sellers may mutually determine (the "Closing Date"); provided, however, that the Closing Date shall not be later than 5:00 p.m. (Eastern Time) on June 16, 2003, unless extended by written agreement of all Parties. Once Purchaser and Sellers each have made the respective deliveries called for herein, the Closing shall be deemed to have occurred.



         (d) Deliveries at Closing. At the Closing, (i) Sellers shall deliver to Purchaser the various certificates, instruments, and documents referred to in
Article VII (g) below; (ii) Purchaser shall deliver to Sellers the various certificates, instruments, and documents referred to in Article VI below, if any; (iii) Sellers shall deliver to Purchaser either (x) stock certificates representing all of the Shares registered in the names of Purchaser, or (y) stock certificates endorsed in blank or accompanied by duly executed assignment documents and including a Medallion Guarantee together with direction letters to the Company's transfer agent, or any representation letters to the Company's counsel, necessary to effect the transfer of the Shares; and (iv) Purchaser shall deliver to Sellers the Purchase Price.


         (e) Proceedings at Closing. All proceedings to be taken and all documents to be executed and delivered by all Parties at the Closing shall be deemed to have been taken, executed and delivered simultaneously, and no proceedings shall be deemed taken nor documents executed or delivered until all have been taken, executed and delivered.


                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF THE SELLERS

         In order to induce Purchaser to execute, and perform its obligations under this Agreement, Sellers, jointly and severally, hereby represent, warrant, covenant and agree (which representations, warranties, covenants and agreements shall be, and be deemed to be, continuing and survive the execution and delivery of this Agreement and the Closing) as follows:

         (a) Each of the Sellers has full power and authority to execute and deliver this Agreement and to perform his obligations hereunder. This Agreement constitutes the


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valid and legally binding obligation of each of the Sellers, enforceable against each of them in accordance with its terms and conditions. No Seller need give any notice to, make any filing with, or obtain any authorization, consent, or approval of any federal, state, municipal or other governmental department, commission, board, bureau, agency, or instrumentality, or any court of the United States of America or any political subdivision thereof, or of any other country ("Governmental Authority") in order to consummate the transactions contemplated by this Agreement.

         (b) Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any Governmental Authority to which any of the Seller is subject, (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which any of the Sellers is a party or by which any of them is bound or to which any of their assets is subject, (C) result in any violation of the Certificate of Incorporation or By-Laws of the Company or (C) result in a breach of, or a conflict with, any of the terms or provisions of, or constitute a default under, or result in the modification or termination of, or result in the creation or imposition of any Lien upon any of the properties or assets of Sellers pursuant to, any indenture, mortgage, note, contract, commitment or other agreement or instrument to which Sellers are a party or by which it is, or any of its respective properties or assets are, or may be, bound or affected.

         (c) Except for the $10,000.00 consulting fee that is due and payable to Anthony Muratore, which is the sole and exclusive responsibility of Sellers, Sellers do not have any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Purchaser or the Company could become liable or obligated. Sellers specifically represent and warrant to Purchaser that neither Purchaser nor the Company is or will become obligated to Anthony Muratore or any other finder, broker or agent, by reason of any actions taken or to be taken by Sellers or the Company.

         (d) Each Seller is the owner of record and the beneficial owner of the number of Shares set forth opposite his name on Schedule A, free and clear of any Liens or other restrictions on transfer (other than any restrictions under the Securities Act and state securities laws), taxes, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. None of the Sellers is a party to any option, warrant, purchase right, or other contract or commitment that could require any Seller to sell, transfer, or otherwise dispose of any capital stock of the Company (other than this Agreement). No Seller is a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of the Company. The Shares were duly and validly issued and are fully-paid and non-assessable. Upon delivery of the Shares to Purchaser pursuant to this Agreement, Purchaser will acquire valid title thereto, free and clear of any Liens.

         (e) The Company is a corporation duly organized and validly existing under the laws of the State of Nevada and has all requisite power and authority to own, lease and operate its properties and assets and to conduct the business as now conducted and as proposed to be conducted. A true, complete and correct copy of each of the Certificates of Incorporation, By-laws and other governing documents of the Company has in effect on the date of this Agreement, including all amendments thereto, have been delivered to Purchaser.

         (f) The Company is duly qualified to do business as a foreign corporation, and is in good standing, in all jurisdictions, if any, wherein such qualification is necessary and where failure so to qualify would have a material adverse effect on the business, properties, liabilities, assets, operations, results of operations, condition (financial or otherwise) or affairs of the Company.

         (g) The Company has never had, nor does it have, any subsidiaries, nor has it ever owned, nor does it currently own, any capital stock or other proprietary interest, directly or indirectly, in any corporation, association, trust, partnership, joint venture or other entity.

         (h) The Company owns, possesses or has obtained all governmental and other licenses, permits, certifications, registration, approvals or consents and other authorizations necessary to own or lease, as the case may be, and to operate its properties and to conduct its business or operations as presently conducted and all such governmental and other licenses, permits, certifications, registrations, approvals, consents and other authorizations are outstanding and in good standing and there are no proceedings pending or, to the best of its knowledge, threatened or any basis therefore existing, seeking to cancel, terminate or limit such licenses, permits, certifications, registrations, approvals or consents or authorizations.

         (i) There are no claims, actions, suits, proceedings, arbitrations, investigations or inquiries before any court or governmental agency, court or tribunal, domestic or foreign, or before any private arbitration tribunal, pending or, to the best of the knowledge of Sellers, threatened against the Company or involving its assets which, if determined adversely to the Company, would, individually or in the aggregate, result in a material adverse change in the financial position, shareholders' equity, results of operations, properties, business, management or affairs of the Company, or which question the validity of this Agreement or of any action taken, or to be taken, by the Company pursuant to, or in connection with, this Agreement; nor, to the best of the knowledge of Sellers, is there any basis for any such claim, action, suit, proceeding, arbitration, investigation or inquiry to be made by any person and/or entity. There are no outstanding orders, judgments or decrees of any court, governmental agency or other tribunal specifically naming the Company or Sellers and/or enjoining the Company or Sellers from taking, or requiring the Company or Sellers to take, any action, and/or by which the Company or Sellers are, and/or its assets are, bound or subject.

         (j) The Company owns all trademarks, service marks, tradenames, copyrights, similar rights and their registrations, trade secrets, methods, practices, systems, ideas, know how and confidential materials used or proposed to be used in the conduct of its business as conducted as of the date hereof (collectively the "Company Intangibles") free and clear of all Liens (including, without limitation, former or current officers, directors, shareholders, employees and agents).

         (k) Sellers have previously delivered to Purchaser a copy of the financial statements as they were filed in the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001 accompanied by the audit report of Van Buren & Hauke LLC, Sellers's independent auditors, and as were filed in the Company's quarterly financial statements on Form 10-QSB for the quarters ended March 31, 2002, June 30, 2002, and September 30, 2002 (the "Company's Financial Statements"). The Company's Financial Statements are, and will be, true and accurate, in accordance with the books and records of the Company and are, and will, present fairly in all material respects the financial position and results of operations of the Company as of the times and for the periods referred to therein, in each case in accordance with generally accepted accounting principles under current United States accounting rules and regulations, consistently applied ("GAAP"). All of the financial books and records of the Company have been made available to Purchaser, and such books and records completely and fairly record in all material respects the Company's financial affairs which would normally be recorded in financial books and records.

         Except as will be set forth on the Company's  Financial  Statements and
Schedule II (m), the Company has no debt, liability or obligations of any nature, whether accrued, absolute, contingent or otherwise, whether due or to become due and whether or not the amount hereof is readily ascertainable, that is not reflected as a liability in the Company's Financial Statements or except for liabilities incurred by the Company in the ordinary course of business, consistent with past practices which are not otherwise prohibited by, or in violation of, or which will not result in a breach of, the representations, warranties and covenants of Sellers contained in this Agreement. There will be no material loss contingencies (as such term is used in Statement of Financial Accounting Standards No. 5 ("FAS No. 5") issued by the Financial Accounting Standards Board (the "FASB") which will not be adequately provided for in the Company's Financial Statements as required by FAS No. 5.

         (l) The Company does not currently own, nor has it ever owned, any real property. The Company has no written leases or subleases with respect to real property. The Company owns or has good and marketable title to its assets, properties and interests in properties and/or are utilized in connection with the operation of the business of the Company, in all cases free and clear of all Liens.

         (m) Schedule II (m) contains a list of all liabilities (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due) (collectively a "Liability" or "Liabilities"). The Company has not, except as set forth on Schedule II (m) hereto or in the Financial Statements, (i) incurred any obligation (absolute or contingent, secured or unsecured) (collectively an "Obligation" or "Obligations") ) or Liability; (ii) cancelled, without payment in full, any notes, loans or other obligations receivable or other debts or claims held by it; (iii) sold, assigned, transferred, abandoned, mortgaged, pledged or subjected to lien or security interest any of its material properties, tangible or intangible, or rights under any contract, permit, license, franchise or other agreement other than sales or other dispositions of goods or services in the ordinary course of business at customary prices; or (v) declared, made or paid, or set aside for payment, any cash or non-cash dividends or other distribution on any shares of its capital stock.

         (n) The Company is not in default, in any respect, under the terms of any outstanding agreement which is material to the business, operations, properties, assets or condition of the Company and there exists no event of default or event which, with notice and/or the passage of time, or both, would constitute any such default.

         (o) The Company has filed all federal, state, municipal and local tax returns (whether relating to income, sales, franchise, withholding, real or personal property or otherwise) required to be filed under the laws of the United States and all applicable states and has paid in full all taxes which are due pursuant to such returns or claimed to be due by any taxing authority or otherwise due and owing. No penalties or other charges are, or will become, due with respect to the late filing of any such return. To the best of the knowledge of Sellers, after due investigation, each such tax return heretofore filed by the Company correctly and accurately reflects the amount of its tax liability thereunder. The Company has withheld, collected and paid all other levies, assessments, license fees and taxes to the extent required and, with respect to payments, to the extent that the same have become due and payable.

         (p) The authorized capital stock, as of the date of this Agreement, consists of 50,000,000 shares of Common Stock, of which 26,530,000 shares are issued and outstanding. No preferred stock is issued and outstanding. As of the date hereof and the Closing Date, except as set forth or contemplated herein, there shall not be authorized and/or issued and outstanding any shares of capital stock of the Company and there shall not be outstanding any rights to purchase shares of capital stock of the Company. The issued and outstanding shares of the Company's Common Stock have been duly authorized and validly issued. All outstanding shares of the Company's Common Stock are fully paid and nonassessable. There are no outstanding warrants, options, or similar rights to purchase or convert into the Company's Common Stock. There are no preemptive rights with respect to the Company's Common Stock. Sellers have no reason to believe that any holder of such outstanding shares of the company's Common Stock is subject to personal liability solely by reason of being such a holder. The offers and sales of such outstanding shares of the Company's Common Stock were, at all relevant times, exempt from the registration or prospectus delivery requirements of the Securities Act and any applicable state securities laws pursuant to an exemption for which Sellers and/or such offering or sale fully qualified. No dividends, redemptions or other distributions of the assets of the Company have been, or will be, declared and/or paid prior to the Closing Date on or with respect to the Company's Common Stock.

         (q) The Company has filed all reports, registration statements, definitive proxy statements and other documents and all amendments thereto and supplements thereof required to be filed by it with the U.S. Securities and Exchange Commission since March 7, 2000 (the "SEC Reports"), all of which have complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations promulgated thereunder. As of the respective dates of filing in final or definitive form (or, if amended or superseded by a subsequent filing, then on the date of such subsequent filing), none of the Company's SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading.

         (r) Except as set forth in Schedule II (r), or as contemplated by this Agreement, since the date of the Company's Financial Statements, there has not been with respect to the Company:

              (i) Any loan to any person or entity and/or the issuance of any guaranty for, or with respect to, its or another's obligations;

              (ii) Any waiver or release of any material right or claim;

              (iii) Any incurrence of any material obligation or liability, absolute or contingent;

              (iv) Any payment of any material obligation or liability, absolute or contingent, except for current liabilities reflected in, or shown on, the most recent balance sheet of the Comapny and/or incurred subsequent to the date thereof in the ordinary course of business and/or in connection with the transactions contemplated by this Agreement; and

              (v)  Any  material   adverse  change  in  the  business,   assets,
properties, liabilities, operations, results of operations, condition (financial or otherwise) or affairs of the Company;

              (vi) Any damage, destruction or loss, whether or not covered by insurance, having or which could reasonably be expected to have a material adverse effect on the Company;

              (vii) (A) Any liability created, assumed, guaranteed or incurred, or (B) any transaction, contract or commitment entered into, by the Company, in the case of either clause (A) or (B) other than in the ordinary course of business;

              (viii) Any payment, discharge or satisfaction of any material encumbrance by the Company or any cancellation by the Company of any material debts or claims or any amendment, termination or waiver of any rights of material value to the Company;

              (ix)  Any  direct  or  indirect  redemption,   purchase  or  other
acquisition of any such shares of the capital stock of the Company;

              (x) Any stock split, reverse stock split, combination, reclassification or recapitalization of the Company's Common Stock, or any issuance of any other security in respect of, or in exchange for, any shares of the Company's Common Stock;

              (xi) Any issuance by the Company of any shares of its capital stock or any debt security or any subscription or similar right to acquire any shares of the Company's capital stock;

              (xii) Any license, sale, transfer, pledge, mortgage or other disposition of any material tangible or intangible asset (including any Company Intangibles) of the Company;

              (xiii) Any termination of, or written indication of an intention to terminate or not renew, any material contract, license, commitment or other agreement between the Company and any other person;

              (xiv) Any material write-down or write-up of the value of any asset of the Company, or any material write-off of any accounts receivable or notes receivable of the Company or any portion thereof;

              (xv) Any increase in, or modification of, compensation payable, or to become payable, to any director, officer, employee, consultant or agent of the Company, or the entering into of any employment contract with any officer or employee;

              (xvi) Any increase in, or modification or acceleration of, any benefits payable, or to become payable, under any bonus, pension, severance, insurance or other benefit plan, payment or arrangement (including, but not limited to, the granting of stock options, restricted stock awards or stock appreciation rights) made to, for or with any director, officer, employee, consultant or agent of the Company other than as described in Schedule II (r) hereto;

              (xvii) The making of any loan, advance or capital contribution to, or investment in, any person or the engagement in any transaction with any employee, officer, director or security holder of the Company, other than advances to employees in the ordinary course of business for travel and similar business expenses;

              (xviii) Any change in the accounting methods or practices followed by the Company or any change in depreciation or amortization policies or rates theretofore adopted;

              (xix) Any forward sales commitments at a price less than the Company's cost of sales for such commitments;

              (xx) Any termination of employment of any officer or key employee of the Company or any expression of intention by any officer or key employee of the Company to resign from such office or employment with the Company;

              (xxi) Any amendments or changes in the Company's Certificate of Incorporation or By-Laws;

              (xxii) Any agreement, understanding, authorization or proposal, whether in writing or otherwise, for the Company to take any of the actions described in this Section II (r).

                                   ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

         In order to induce Sellers to execute, and perform their obligations under this Agreement, Purchaser hereby represents, warrants, covenants and agrees (which representations, warranties, covenants and agreements shall be, and be deemed to be, continuing and survive the execution and delivery of this Agreement and the Closing) as follows:

         (a) Purchaser has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and the execution, delivery and performance of this Agreement has been authorized by all requisite corporate action on the part of any corporate Purchaser. This Agreement constitutes the valid and legally binding obligation of Purchaser, enforceable against it in accordance with its terms and conditions. Purchaser need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any Governmental Authority in order to consummate the transactions contemplated by this Agreement.

         (b) Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any Governmental Authority to which any Purchaser is subject, or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which any Purchaser is a party or by which it is bound or to which any of its assets are subject.

         (c) The Purchaser has no Liability or Obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which any of the Sellers could become liable or obligated.

         (d) Purchaser represents and warrants that (A) such Purchaser is acquiring the Shares for its own account for investment and not for the account of any other person and not with a view to or for distribution, assignment or resale in connection with any distribution within the meaning of the Securities Act, (B) such Purchaser agrees not to sell or otherwise transfer the Shares unless they are registered under the Securities Act and any applicable state securities laws, or an exemption or exemptions from such registration are available, (C) such Purchaser represents that it has knowledge and experience in financial and business matters such that it is capable of evaluating the merits and risks of acquiring the Shares, (D) such Purchaser has had access to all documents, records, and books of the Company pertaining to the investment and was provided the opportunity ask questions and receive answers regarding the terms and conditions of the acquisition of the Shares and to obtain any additional information which the Company possesses or was able to acquire without unreasonable effort and expense, and such Purchaser received information concerning the Company, Sellers and the Shares equivalent to that which would have been included in a registration statement prepared under the Securities Act of 1933, as amended, and (E) such Purchaser has no need for the liquidity in its investment in the Company and could afford the complete loss of such investment.

         (e) Purchaser is not insolvent or bankrupt and will not be insolvent or bankrupt after purchasing the Shares, and Closing of the transactions herein contemplated will constitute Purchaser's acknowledgment that the Shares' value are equal to the Purchase Price. Purchaser is an "Accredited Investor" (as such term is defined in Rule 501(a) of Regulation D of the Securities Act of 1933).

         (f) Purchaser was not solicited by any Seller or anyone else on any Seller's behalf to enter into any transaction whatever by any form of general solicitation or general advertising, as those terms are defined in Regulation D under the Securities Act.

         (g) Purchaser acknowledges that the Shares are speculative and involve a high degree of risk, including among many other risks that the Shares will be restricted as elsewhere described in this Agreement and will not be transferable unless first registered under the Securities Act or pursuant to an exemption from such act's registration requirements.

         (h) The Shares when delivered to Purchaser will not be registered under the Securities Act or applicable state laws, but shall be transferred in reliance upon the exemptions from registration provided by Section 4(1) of the Securities Act and under analogous state securities laws, on the grounds that the sale of the Shares does not involve any public offering and that Sellers are not thereby acting as an issuer, underwriter or dealer. The Shares are "restricted securities" as that term is defined in Rule

144(a) of the General Rules and Regulations under the Securities Act and must be held indefinitely, and the prior written consent of the Company will be necessary for their resale or other transfer, unless they are subsequently registered under the Act or an exemption from the Act's registration requirements is available for their resale or transfer. All certificates delivered evidencing the Shares shall bear a restrictive legend that refers to the Securities Act.

                                   ARTICLE IV

                     COVENANTS OF PURCHASER PRIOR TO CLOSING


         Sellers shall, during the period commencing on the date hereof and terminating immediately following the close of business on the Closing Date:

         (a) Take and perform any and all actions necessary to render accurate, and/or maintain the accuracy of, all of the representations and warranties of Sellers herein contained and/or satisfy each covenant or condition required to be performed or satisfied by Sellers at or prior to the Closing and/or to cause or permit the implementation of this Agreement;

         (b) Not take or perform any action which would or might cause any representation or warranty made by Sellers herein to be rendered inaccurate, in whole or in part, and/or which would prevent, inhibit or preclude the satisfaction, in whole or in part, of any covenant required to be performed or satisfied by Sellers at or prior to the Closing;

         (c) Perform, in all material respects, all of its obligations under all material agreements, leases and documents relating to or affecting its assets or properties;

         (d) Not make any announcement to the public in general and/or within its industry and/or otherwise with respect to this Agreement, and the current or future business or operations of any party hereto without the prior written consent of Purchaser or, in the case of an announcement required by applicable securities laws, prior consultation with Purchaser;

         (e) Immediately advise Purchaser of any event, condition or occurrence which constitutes, or may, with the passage of time and/or giving of notice, constitute, a breach of any representation or warranty of Sellers herein contained and/or which prevents, inhibits or limits or may prevent, inhibit or limit Sellers from satisfying, in full and on a timely basis, any covenant, term or condition herein contained and/or implementing this Agreement.

         (f) Sellers will not (and the Sellers will not cause or permit the Company to) (i) solicit, initiate, or encourage the submission of any proposal or offer from any person, company or entity ("Person"), relating to the acquisition of any capital stock or other voting securities, or any assets of the Company (including any acquisition structured as a merger, consolidation, or share exchange) or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing. Sellers will not vote the Shares in favor of, or otherwise participate in, any such acquisition structured as a merger, consolidation, or share exchange. Sellers and the Company will notify Purchaser immediately of any written proposal or offer respecting the Shares or the Company received by Sellers of the types covered by this paragraph.

                                    ARTICLE V

                             COVENANTS POST-CLOSING

         The Parties agree as follows with respect to the period following the Closing.

         (a) The Parties acknowledge that SEC Rule 14f-1 under the Act requires that an information statement containing certain specified disclosures be filed with the SEC and mailed to the Company's shareholders at least 10 days before any change in control of the Board of Directors can be effectuated. Sellers agree to cooperate fully with the Company and Purchaser in the preparation and filing of such information statement and to provide all information therefor respectively needed from them in a timely manner, so as not to cause undue delay in the filing of the information statement or any amendment thereto.

         (b) In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party may reasonably request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Article VIII below). Sellers acknowledge and agree that from and after the Closing Purchasers will be entitled to possession of all documents, books, records (including tax records), agreements, and financial data of any sort relating to the Company.

         (c) In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Company, the other Party will cooperate with him or it and his or its counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under Article VIII below).

         (d) Sellers will not take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of the Company from maintaining the same business relationships with the Company after the Closing as it maintained with the Company prior to the Closing.

         (e) Subject to Purchaser's fiduciary obligations to the Company, if any, Purchaser shall cause the Company to pay in full, and will not negotiate, the accounts payable held by (i) Capital Automotive in the amount of $10,000.00.

                                   ARTICLE VI

                     CONDITONS PRECEDENT OF SELLERS TO CLOSE

         The obligations of Sellers to implement this Agreement and close the transaction, at their respective elections, are subject to, and conditioned upon, Sellers satisfaction (and/or waiver) of each of the following conditions:

         (a) the representations and warranties set forth in Article III above shall be true and correct in all material respects at and as of the Closing Date;

         (b) Purchaser shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

         (c) No action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

         (d)  All  actions  to  be  taken  by  Purchaser  in   connection   with
consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be satisfactory in form and substance to Sellers.


                                   ARTICLE VII

                   CONDITONS PRECEDENT OF PURCHESERS TO CLOSE

         The obligations of Purchaser to implement this Agreement and close the transaction, is subject to, and conditioned upon, Purchaser satisfaction (and/or waiver) of each of the following conditions:

         (a) The representations and warranties of Sellers contained in this Agreement shall be true and correct in all material respects as of the Closing Date with the same effect as if made on and as of the Closing Date and Sellers shall have performed in all material respects all of its covenants and obligations contemplated hereunder to be performed on or prior to the Closing Date. At the Closing, Purchaser shall have received a certificate, executed by the Chief Executive Officer and the Secretary of the Company (effective as of the Closing Date) and in form reasonably acceptable to Purchaser, certifying as of both the date of this Agreement and the Closing Date, the truth and accuracy of (and the remaking of) the representations and warranties of Sellers herein contained.

         (b) Prior to the Closing, there shall not have occurred any material adverse change in the financial condition, business or operations of the Company, nor shall any event have occurred or condition exist which, with the passage of time or the giving of notice, or both, may cause or create any such adverse material change.

         (c) Prior to the Closing, all corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be in form and content reasonably satisfactory to Purchaser and its counsel and Purchaser and its counsel shall have received all counterpart originals or certified or other copies of such documents and instruments as they may reasonably request.

         (d) No action or proceeding shall have been instituted and be pending by any private party and/or governmental agency or authority challenging the legality of this Agreement and/or seeking to prevent or delay consummation of the transactions herein contemplated, which action or proceeding shall have resulted in an order granting preliminary or permanent injunctive relief prohibiting consummation of this Agreement and which order shall not have been vacated as of the Closing.

         (e) All statutory requirements for the valid consummation by Sellers of the transactions herein described shall have been fully and timely satisfied; all authorizations, consents and approvals of all federal, state and local governmental agencies and authorities required to be obtained in order to permit consummation by Sellers of the transactions herein described and/or to permit the businesses currently carried on by Sellers to continue unimpaired in all material respects immediately following the Closing Date shall have been obtained and shall be in full force and effect; and no action or proceeding to suspend, revoke, cancel, terminate, modify or alter any of such authorizations, consents or approvals shall be pending or threatened.

         (f) Anthony Genova, Jr. shall have converted $100,000.00 of the $109,000.00 owed to him by the Company as accrued salaries into 100,000 shares of Common Stock

         (g) Sellers shall have delivered to Purchaser the following documents:

              (i) (A) duly executed resignations of Marks, Makropolous, Quinn, and L. Genova, effective upon Closing, and (B) a duly executed resignation of Anthony Genova, Jr. with respect to his officerships (which is effective immediately) and with respect to the Board of Directors which is effective ten
(10)  days  after the  mailing  of a

Schedule 14-F1 notice to the Company's stockholders in connection with the transactions contemplated by this Agreement;

                  (ii) certified resolutions of the Company's Board of Directors
(A) increasing the size of the Board of Directors to six (6) members and appointing one (1) individual to be designated by the Purchaser to fill the vacancy created by the resignations described in the preceding clause (a); and
(B) appointing Dan Myers to be the Chief Executive Officer, Secretary and Chief Financial Officer of the Company.

                  (iii) instruments in form and substance satisfactory to Purchaser terminating all agreements, understandings and arrangements between Sellers and the Company;

                  (iv) instruments in form and substance satisfactory to the Purchaser releasing the Company from its obligations with respect to all agreements, understandings and arrangements between Sellers and the Company including, without limitation, any indebtedness owing to Sellers, except for the indebtedness of $9,000.00 owed to Anthony Genova, Jr.;

                  (v) the certificate of the Chief Executive Officer, the Chief Operations Officer and the Chief Financial Officer of the Company, in form and substance satisfactory to Purchaser, with respect to the capitalization of the Company (including options) immediately prior and immediately following the Closing.

         (h) all actions to be taken by the Sellers in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be satisfactory in form and substance to Purchaser.


                                  ARTICLE VIII

                                 INDEMNIFICATION

         (a) Purchaser agrees to indemnify and hold harmless Sellers and their successors and assigns (the "Sellers Indemnitees") against and in respect of any and all claims, suits, actions, proceedings (formal and informal), investigations, judgments, deficiencies, damages, settlements, liabilities, losses, costs and legal and other expenses arising out of or based upon any breach of any representation or warranty, covenant or agreement of Purchaser contained in this Agreement or in any other agreement executed and delivered hereunder or in connection herewith (referred to as "Sellers Losses").

         (b) Sellers jointly and severally, agree to indemnify and hold harmless Purchaser its respective successors and assigns, shareholders, employees, (the "Purchaser Indemnitees") against and in respect of any and all claims, suits, actions, proceedings (formal and informal), investigations, judgments, deficiencies, damages, settlements, liabilities, losses, costs and legal and other expenses arising out of or based upon any breach of any representation, warranty, covenant or agreement of Sellers contained in this Agreement, or in any other agreement executed and delivered by Sellers (referred to as the "Purchaser Losses").

         (c) Any Sellers Indemnitee or Purchaser Indemnitee (the "Indemnified Party") seeking indemnification under this Agreement shall give to the party obligated to provide indemnification to such Indemnified Party (the "Indemnitor") a notice (a "Claim Notice") describing in reasonable detail the facts giving rise to any claim for indemnification hereunder promptly upon learning of the existence of such claim. Upon receipt by the Indemnitor of a Claim Notice from an Indemnified Party with respect to any claim of a third party, such Indemnitor may assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party and, in such event, shall agree to pay and otherwise discharge with the Indemnitor's own assets all judgments, deficiencies, damages, settlements, liabilities, losses, costs and legal and other expenses related thereto; and the Indemnified Party shall cooperate in the defense or prosecution thereof and shall furnish such records, information and testimony and attend all such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested in connection therewith. If the Indemnitor does not assume the defense thereof within ten days of its receipt of the Claim Notice, the Indemnitor shall similarly cooperate with the Indemnified Party in such defense or prosecution. The Indemnified Party shall have the right to participate in the defense or prosecution of any lawsuit with respect to which the Indemnitor has assumed the defense and to employ its own counsel therein, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless (i) the Indemnitor shall not have promptly employed counsel reasonably satisfactory to such Indemnified Party to take charge of the defense of such action, (ii) such Indemnified Party shall have reasonably concluded that there exists a significant conflict of interest with respect to the conduct of such Indemnified Party's defense by the Indemnitor, or (iii) the Indemnitor fails to provide reasonable insurance to the Indemnified Party of its financial capacity to defend such action and provide indemnification with respect to such action, in any of which events such reasonable fees and expenses shall be borne by the Indemnitor and the Indemnitor shall not have the right to direct the defense of any such action on behalf of the Indemnified Party. The Indemnitor shall have the right, in its sole discretion, to settle any claim (a) which is solely for monetary damages for which indemnification has been sought and is available hereunder, and (b) where there is no finding or admission of any violation of any legal requirements or any violation of the rights of any Person and no effect on any other claims that may be made against the indemnified party, provided that the Indemnitor shall not agree to the settlement of any claim which constitutes the subject of a Claim Notice which settlement in the reasonable opinion of the Indemnified Party would have a material adverse continuing effect on the business of the Indemnified Party without the prior written consent of the Indemnified Party. The Indemnified Party shall give written notice to the Indemnitor of any proposed settlement of any suit, which settlement the

Indemnitor may, if it shall have assumed the defense of the suit, reject in its reasonable judgment within 10 days of receipt of such notice. Notwithstanding the foregoing the Indemnified Party shall have the right to pay or settle any suit for which indemnification has been sought and is available hereunder, provided that, if the defense of such claim shall have been assumed by the Indemnitor, the Indemnified Party shall automatically be deemed to have waived any right to indemnification hereunder.

                                   ARTICLE IX

                                   TERMINATION

         (a) This Agreement may be terminated at any time prior to the Closing Date, either: (i) by mutual agreement of Sellers and Purchaser; or (ii) by either Sellers or Purchaser if either (A) the Closing shall not have taken place on or prior to June 16, 2003, or such later date as is mutually agreed (other than by reason of the default hereunder by the terminating party) or (B) there is any statute, rule or regulation which makes consummation of the transaction illegal or otherwise prohibited or any order, decree, injunction or judgment enjoining Purchaser or from consummating the transaction is issued by a court of competent jurisdiction and such order, decree, injunction or judgment has become final and non-appealable.

         (b) In the event of the termination of this Agreement as provided in subsection (a) of this Article IX, all of the obligations and liabilities of the parties under this Agreement shall terminate; provided, however, that nothing in this Article IX shall relieve any party from any liability for any breach of this Agreement.

                                    ARTICLE X

                                  MISCELLANEOUS


         (a) Costs and Expenses. Each Party shall pay their own costs and expenses relating to the transactions contemplated by this Agreement, including, without limitation, the costs and expenses relating to the preparation of this Agreement, such as attorneys' fees, accounting fees, printing expenses and consent solicitation expenses.

         (b) Notices. Any and all notices, requests or instructions desired to be given by any party hereto to any other party hereto shall be in writing and shall be either be hand delivered, delivered by express courier or mailed to the recipient first class, postage prepaid, certified, return receipt requested at the following respective addresses:

         To: Sellers: At the address set forth below their signature below;

         With a copy to:

                  Anthony Genova Jr.
                  P.O. Box 446
                  Sea Cliff, N.Y. 11579



         To: Purchaser: At the address set forth below its signature below

         With a copy to:

                  Dan Myers
                  c/o ODC Partners, LLC
                  444 Madison Avenue, 18th Floor
                  New York, N.Y. 10022


or to such other address as any party hereto shall designate in a writing complying with the provisions of this Section 10.

         (c) Waiver. Each of the parties hereto may, by written instrument, (a) extend the time for the performance of any of the obligations or other acts of any other party hereto; (b) waive any inaccuracies of such other party in the representations and warranties contained herein or in any document delivered pursuant to this Agreement; (c) waive compliance with any of the covenants of such other party contained in this Agreement; (d) waive such other party's performance of any of such other party's obligations set out in this Agreement; and (e) waive any condition to such other party's obligation to effect the transaction.

         (d) Amendments. This Agreement may be amended at any time prior to the Closing Date by a writing executed by an authorized officer of Purchaser and Sellers.

         (e) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed and to be fully performed therein and without regard to any principles of conflicts of laws. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement shall only be brought against any of the parties in the state or federal courts of the State and County of New York and each of the parties hereby consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. The parties hereto each waive any claim that such jurisdiction is not a convenient forum for any such action; provided, however, that each party reserves the right to seek to remove the action or proceeding from the state court to the federal court in such jurisdiction or vice versa.

         (f) Effectiveness. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and any controlling person of any party hereof as provided in Section 15 of the Securities Act and their respective successors, transferees, heirs, assigns and beneficiaries.

         (g) Counterparts. This Agreement may be executed in multiple copies, each of which shall constitute an original, but all of which shall constitute one and the same agreement.

         (h) Partial Invalidity. If any term, covenant or condition in this Agreement, or the application thereof to any person or circumstance, shall be invalid or unenforceable, the remainder of this Agreement or the application of such term, covenant or condition to persons or circumstances, other than those as to which it is held invalid, shall be unaffected thereby and each term, covenant or condition of this Agreement shall be enforced to fullest extent permitted by law.

         (i) Integration. This Agreement (including the Schedules hereto, the documents and instruments delivered by the parties hereto and any other documents executed and delivered and/or to be executed and delivered pursuant to the provisions of this Agreement as herein provided) sets forth the entire agreement among the parties hereto with respect to the subject matter herein contained. There are no covenants, promises, agreements, conditions or understandings, either oral or written, between or among the parties hereto with respect to the subject matter hereof except as herein and in such ancillary documents provided. This Agreement can only be altered, amended, modified, terminated or rescinded by a writing executed by the party to be charged.


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                                     SELLERS:


                                                     By:
                                                         -----------------------
                                                         Anthony Genova, Jr.

                                                     Address:
                                                              ------------------

                                                              ------------------

                                                              ------------------

                                                              ------------------

                                                     Fax No:
                                                              ------------------

                                                     By:
                                                         -----------------------
                                                             Lawrence Genova

                                                     Address:
                                                              ------------------

                                                              ------------------

                                                              ------------------

                                                              ------------------

                                                     Fax No:
                                                              ------------------


                                                     By:
                                                         -----------------------
                                                               Joseph Marks

                                                     Address:
                                                              ------------------

                                                              ------------------

                                                              ------------------

                                                              ------------------

                                                     Fax No:
                                                              ------------------

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                                     SELLERS:


                                                     By:
                                                         -----------------------
                                                             William Quinn

                                                     Address:
                                                              ------------------

                                                              ------------------

                                                              ------------------

                                                              ------------------

                                                     Fax No:
                                                              ------------------

                                                     By:
                                                         -----------------------
                                                           Michael Makropolous

                                                     Address:
                                                              ------------------

                                                              ------------------

                                                              ------------------

                                                              ------------------

                                                     Fax No:
                                                              ------------------

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                      PURCHASER:

                                      ODC Partners, LLC


                                      By:
                                         --------------------------
                                      Name: Dan Myers
                                      Title:

                                      Address: 444 Madison Avenue
                                               18th Floor
                                               New York, N.Y. 10022


                                      Fax No: _________________

                                LIST OF SCHEDULES


SCHEDULES

SCHEDULE A        Seller Shareholdings Table

SCHEDULE II (m)   Obligations or Contingencies of Sellers

SCHEDULE II (r)   Subsequent Events of Sellers


                                   SCHEDULE A
                            Selling Shareholder Table

          Name           Shares Owned     Shares being sold    Purchase Price
          ----           ------------     -----------------    --------------

Anthony Genova Jr.         16,081,000            14,981,000        $44,943.00
Joseph Marks                4,450,000             4,050,000        $12,150.00
Michael Makropolous           450,000               450,000         $1,350.00
William Quinn                 300,000               300,000           $900.00
Lawrence Genova               150,000               150,000           $450.00

Total                      21,431,000            19,931,000        $59,793.00






                                 SCHEDULE II (m)

                                 SCHEDULE II (r)

                          Subsequent Events of Sellers